UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2014

RIGHTSCORP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55097	33-1219445
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3100 Donald Douglas Loop North

Santa Monica, CA 90405

(Address of principal executive offices) (zip code)

310-751-7510

(Registrant’s telephone number, including area code)

Copies to:

Gregory Sichenzia, Esq.

Jeff Cahlon, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement.

On March 7, 2014, Rightscorp, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Seaside 88, LP (the “Investor”), pursuant to which the Company agreed to sell, and the Investor agreed to purchase, up to 7,000,000 shares of common stock, in closings to be held monthly over a one-year period, subject to certain conditions.

The initial closing under the Purchase Agreement, pursuant to which the Company sold to the Investor 835,530 shares of common stock at a purchase price of $0.374 per share, occurred on March 7, 2014.

Subsequent closings will occur on a monthly basis, subject to certain conditions. At each subsequent closing, the Company will sell to the Investor 10% of the total number of shares of common stock traded during the 20 trading days immediately preceding such closing at a purchase price per share equal to the lower of (a) the average of the high and low trading prices of the common stock for the 5 consecutive trading days immediately prior to a closing date, multiplied by 0.50 and (b) the average of the high and low trading prices of the common stock for the trading day immediately prior to a closing date, multiplied by 0.55, provided that, no monthly closing will occur if the purchase price for such closing would be lower than $0.25 per share (the “Floor”). The failure to have a subsequent closing due to failure to meet the Floor will not impact any other subsequent closing. The Investor agreed not to engage in any short sales of the Company’s common stock while it holds any shares purchased under the Purchase Agreement.

The Company has the right to terminate the Purchase Agreement at any time by providing written notice to the Investor.

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

10.1 Purchase Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGHTSCORP, INC.

Dated: March 10, 2014	By:	/s/ Christopher Sabec
	Name:	Christopher Sabec
	Title:	Chief Executive Officer

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